                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Cragar Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             CRAGAR INDUSTRIES, INC.
                             4636 North 43rd Avenue
                             Phoenix, Arizona 85031

                            NOTICE AND PROXY STATEMENT
                        FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 15, 2000

To our Shareholders:

     The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Cragar Industries, Inc. (the "Company") will be held at 10 a.m., Mountain Standard Time, on Monday, May 15, 2000, at 4636 North 43rd Avenue, Phoenix, Arizona, for the following purposes:

     1. To elect five directors to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified; and

     2. To increase the number of authorized shares of the Company's common stock from 5,000,000 to 10,000,000.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on April 14, 2000 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. So far as management is aware, the matters described in this Proxy Statement will be the only ones to be acted upon at the meeting. If any other matters properly come before the meeting or any adjournment thereof, the proxy committee named in the enclosed proxy will vote on those matters in accordance with its judgment. A copy of the Company's 1999 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.



                                 By Order of the Board of Directors


                                 /s/ Michael L. Hartzmark
                                 ------------------------
Phoenix, Arizona                 Michael L. Hartzmark
April 17, 2000                   Chief Executive Officer




                              IMPORTANT

SHAREHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                           CRAGAR INDUSTRIES, INC.
                           4636 North 43rd Avenue
                           Phoenix, Arizona 85031

                               PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Cragar Industries, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 15, 2000. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about April 17, 2000 to shareholders of record at the close of business on April 14, 2000.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 4636 North 43rd Avenue, Phoenix, Arizona 85031.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's outstanding Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph.

                         VOTING SECURITIES OUTSTANDING

     Only holders of record of Common Stock at the close of business on April 14, 2000 will be entitled to vote at the Annual Meeting. At that date, there were 2,456,990 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting on any matters.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. The present terms of Michael L. Hartzmark, Sidney Dworkin, Mark Schwartz, Donald
E. McIntyre, and Michael R. Miller, all of who are incumbent directors, will expire at the Annual Meeting. Messrs. Hartzmark, Dworkin, Schwartz, McIntyre, and Miller have been nominated for re-election as directors of the Company and, unless otherwise instructed, the proxy holders will vote the proxies received by them for their re-election. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

     If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

               APPROVAL OF AMENDMENT TO THE COMPANY'S SECOND AMENDED
                    AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors recommends that the stockholders approve an amendment to Article 4 of the Company's Second Amended and Restated Certificate of Incorporation increasing the number of shares of the Company's authorized Common Stock, $.01 par value per share, from 5,000,000 to 10,000,000. If adopted by the stockholders, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of Delaware.

PURPOSE AND EFFECTS OF PROPOSED AMENDMENT

     The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 5,000,000 to 10,000,000. The additional shares of Common Stock authorized by the proposed amendment will have the same rights and privileges as the shares of Common Stock currently authorized.

     At March 31, 2000, 2,456,990 shares of Common Stock were issued and outstanding. Currently, the Company needs to reserve at least an additional 2,867,384 shares of Common Stock to cover the Company's previously issued warrants, options and Convertible Preferred Stock. This amount represents the number of shares of Common Stock that the Company would be required to issue if all outstanding warrants and options were exercised and all the Company's Preferred Stock were converted into the Company's Common Stock as of March 31, 2000. The Board of Directors recommends increasing the number of authorized shares of Common Stock because, under certain circumstances, the Company will not be able to issue sufficient shares if all the Company's outstanding warrants and options are exercised and all shares Preferred Stock are converted. In addition, the Company might not, without the proposed increase in authorized shares, be able to issue additional shares of Common Stock if necessary for mergers or acquisitions, financing transactions, stock splits or for other corporate purposes without first obtaining the approval of its stockholders. The proposed increase in the number of authorized shares of Common Stock affords the Company flexibility to take advantage of business and financial opportunities without the delay and expense associated with seeking stockholders approval for the authorization of additional shares of Common Stock.

     If this proposal is approved, all or any of the authorized shares of Common Stock may be issued without further action by the stockholders, unless such approval is required by applicable law or regulatory authorities, and without first offering these shares to the stockholders for subscription. As a result, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of existing stockholders.

     Except for the possibility of issuing new shares of Common Stock upon exercise of outstanding warrants and options and upon conversion of the Preferred Stock and the exercise of additional options granted to the outside board of directors the Company has no present arrangements, commitments, understandings or pending negotiations to issue shares of newly authorized Common Stock.

     The Company has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

REQUIRED VOTE

     Approval of the proposal to increase the number of authorized shares of Common Stock by amending the Company's Second Amended and Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the shares outstanding on the Record Date. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the number of shares outstanding and entitled to vote on any proposal. However, because shares represented by abstentions or broker non-votes are considered outstanding, as a practical matter, abstentions and broker non-votes will have the same affect as a vote AGAINST the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 10,000,0000 FROM 5,000,000.

                   INFORMATION CONCERNING DIRECTORS AND OFFICERS

     Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors and executive officers is set forth below.


         Name                       Age                   Position
        ------                     -----                 ----------
Michael L. Hartzmark, Ph.D.          44        Treasurer, Chief Executive Officer,
                                               and Director

Sidney Dworkin(1)(2)                 78        Director

Mark Schwartz(1)(2)                  49        Director

Donald E. McIntyre(1)(2)             75        Director

Michael R. Miller                    41        President, Secretary, Chief Operating
                                               Officer, and Director

Richard P. Franke                    43        Chief Financial Officer

-----------------------------
(1) Member of Audit Committee
(2) Member of Compensation Committee

     MICHAEL L. HARTZMARK joined the Company as a full-time employee in May 1993 and has served as its President and Chief Executive Officer since June 4, 1993, and as a director since January 1, 1993. He relinquished the Presidency of the Company in November 1999. Prior to joining the Company, Dr. Hartzmark was an economic consultant (as President of EconOhio Corporation) and a financial consultant (as President of MDA Financial, Inc.). EconOhio wrote business plans for and provided advice to a variety of companies. MDA provided financial consulting services to small and medium-size companies, as well as assistance to oil and gas and real estate limited partnerships. From 1987 to 1989, Dr. Hartzmark was Senior Economist at Lexecon, Inc., a Chicago-based economics and law consulting firm. Dr. Hartzmark was the John
M. Olin Visiting Scholar at the University of Chicago and an Assistant Professor at the University of Michigan. He has also worked for the Treasury Department and the Commodity Futures Trading Commission. Dr. Hartzmark earned his M.A. and Ph.D. degrees in economics at the University of Chicago. He holds a B.A. in economics from the University of Michigan.

     SIDNEY DWORKIN has served as a director of the Company since December 1994. Mr. Dworkin served as President and Chairman of the Board of Revco Drugstore Company, Inc. until October 1987. Mr. Dworkin currently serves as a member of the Board of Directors of Comtrex Systems, Inc., Northern International Technologies, Inc., and CCA Industries, Inc. He is also owner and Chairman of the Board of Advanced Modular Systems, Inc., a privately-held manufacturer of modular buildings. His experiences range across a multitude of industries including, among others, pharmaceuticals, computer hardware and software, modular housing, and consumer products.

     MARK SCHWARTZ has served as a director of the Company since January 1993. Mr. Schwartz is President of G&S Metal Products, Inc., one of the largest producers of consumer metal products in the United States. The company's headquarters in Cleveland, Ohio include a major manufacturing facility. G&S Metal Products sells its products to major retailers (e.g., K-Mart, Target, and WalMart), many through private label programs. Mr. Schwartz is also President of G&S Machine Tools, Inc. and Vice President of Porcelen, Inc. Mr. Schwartz has extensive export and import experience.

     DONALD E. MCINTYRE has served as a director of the Company since June 1996. Mr. McIntyre is currently active nationally in merger and acquisition work in association with Chapman Associates. Until its sale in February 1997, he was also interim CEO at Capital Electric Group, Inc.. From 1964 to 1981, he was Chairman of the Board, President, and CEO of Custom Products Corporation, a multi-plant manufacturing and distribution company. Mr. McIntyre currently serves as a member of the Board of Directors of Capital Electric Group, the Joray Corporation, and Watkins Shepard Inc. Mr. McIntyre is also serving as Chairman of the Board, CEO and President of American Business Finance Corp., a privately-held company engaged in the business of factoring commercial accounts receivable. Mr. McIntyre holds a B.S. from Iowa State University and attended post-graduate courses at Michigan State University and Drake.

     MICHAEL R. MILLER joined the Company as its Chief Operating Officer in November 1996 after serving as a consultant to the Company for three months. Mr. Miller was appointed President of the Company in November 1999. He has over 17 years of experience with manufacturing companies working either as a senior executive or consultant. From 1992 to 1996, Mr. Miller was employed at Form Rite, a supplier of fluid handling systems to Ford, GM, Chrysler, Mercedes, Nissan, and TRW. He assisted with the sale of Form Rite to Siebe plc., a large British firm. Prior to the sale, he had worldwide responsibility for sales and engineering efforts. Mr. Miller was Vice President of Operations for Mr. Gasket Company, Inc. and had operating responsibility for Cragar from 1988 to 1992. He joined Mr. Gasket from the consulting practice of Deloitte & Touche after completing a restructuring project at Cragar Industries. Mr. Miller has a B.S. in Business Administration from the University at Albany and a Master of Business Administration from Rochester Institute of Technology.

     RICHARD P. FRANKE became the Company's Chief Financial Officer on January 1, 1999 after serving as a consultant to the Company for the previous three months. From 1994 to 1998, Mr. Franke was employed as Chief Operating Officer/Chief Financial Officer for Infinity2, Inc., an international network marketing company, Chief Operating Officer/Chief Financial Officer for Capital Electric Group, Inc., an electrical wholesale distributor, and as a consultant and Chief Financial Officer for Inter Pipe, Inc., a specialty truck manufacturer. Prior to 1994, Mr. Franke was the Chief Financial Officer at B&K Steel Fabrications, Inc., a regional steel fabricator located in the southwestern United States. Mr. Franke holds a B.S. in Accounting from Arizona State University and is licensed as a Certified Public Accountant in Arizona.

           MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 1999, the Board of Directors of the Company met or acted by written consent on four occasions. Each of the Company's directors attended all of the meetings of the Board of Directors.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors, which met four times during 1999, reviews all aspects of compensation of officers of the Company and determines or makes recommendations on such matters to the full Board of Directors. The Compensation Committee consists of Messrs. Dworkin, Schwartz, and McIntyre.

     AUDIT COMMITTEE. The Audit Committee, which met four times during 1999, represents the Board of Directors in evaluating the quality of the Company's financial reporting process and internal financial controls through consultations with the independent auditors, internal management and the Board of Directors. The Audit Committee consists of Messrs. Dworkin, Schwartz, and McIntyre.

     EXECUTIVE COMMITTEE. The Executive Committee, which met several times during 1999, has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers that, by law, cannot be delegated by the Board of Directors. The Executive Committee consists of Messrs. Hartzmark, Miller, and McIntyre.

     OTHER COMMITTEES. The Company does not maintain a standing nominating committee or other committees performing similar functions. Nominations of persons to be directors are considered by the full Board of Directors.

                        EXECUTIVE COMPENSATION

     The following table sets forth for each of the three fiscal years ended December 31, 1999, the total compensation awarded to, earned by, or paid to
(i) the Company's Chief Executive Officer, and (ii) each of the Company's other executive officers whose annual salary and bonus exceeded $100,000 during fiscal 1999 (collectively, the "Named Executive Officers").


                                                   Annual
                                                Compensation             Long Term Compensation
                                    ------------------------------------------------------------
                                                                              Securities
     Name and                                                                 Underlying
 Principal Position          Year           Salary           Bonus           Stock Options
 ------------------         -----           ------           -----           --------------
 Michael L. Hartzmark        1999          $113,300           ---               30,000
 Chief Executive Officer     1998          $122,300           ---               40,000(1)
                             1997          $125,000           ---               20,000(2)

 Michael R. Miller           1999          $108,300           ---               30,000
 President, Secretary &      1998          $111,530           ---               25,000(1)
 Chief Operating Officer     1997          $ 99,999         $20,000             17,000(2)


(1) These figures represent the options originally granted in prior years (See footnote (2) below). In accordance with Securities and Exchange Commission rules, these options are reported as options granted during fiscal year 1998 as a result of the repricing of these options on November 12, 1998.

(2) Each option was originally exercisable at $5.125 to purchase one share of Common Stock, which was the fair market value on the date of the grant. These options were repriced in November 1998. See (1) above.

OPTION GRANTS IN LAST FISCAL YEAR

     On May 21, 1999, the Company granted options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $3.75 per share, which was the fair market price of the Company's Common Stock on the date of grant, to both Messrs. Hartzmark and Miller. These options vest to the option holder ratably over a three year period.

On November 15, 1999, the Company granted options to purchase 20,000 shares of the Company's Common Stock at an exercise price of $3.00 per share, which was the fair market price of the Company's Common Stock on the date of grant, to both Messrs. Hartzmark and Miller. These options vest to the option holder ratably over a three year period.

     The Company does not maintain an option or other stock-based plan that provides for the grant of stock appreciation rights.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

     The following table sets forth information concerning the value of each Named Executive Officer's unexercised options at December 31, 1999. None of the Named Executive Officers exercised any stock options in 1999.

                                                              Number of Securities            Value of Unexercised
                                                             Underlying Unexercised                In-the-Money
                                Shares                             Options at                       Options at
                               Acquired                       December 31, 1999 (#)             December 31, 1999 ($)
                                  On        Value         -----------------------------    ------------------------------
           Name                Exercise    Realized       Exercisable     Unexercisable      Exercisable    Unexercisable
           -----              ----------  ---------      ------------     -------------    --------------- ---------------
Michael L. Hartzmark
Chief  Executive Officer           -           -             40,000            30,000            -            $5,000

Michael R. Miller
President, Secretary &             -           -             25,000            30,000            -            $5,000
Chief Operating Officer


---------------------------
Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. At December 31, 1999, 20,000 of the options held by each of the Named Executive Officers were in the money.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements in place with respect to Michael Miller and Richard Franke. Terms of the Employment Agreements relate to non-competition, acceptable behavior and requirements of confidentiality.

DIRECTOR COMPENSATION

     In lieu of monetary compensation, the Company grants all non-employee directors options to purchase 2,000 shares of the Company's Common Stock at an exercise price equal to the Company's closing Common Stock price on the day of grant for attendance at each of the Company's quarterly and annual meetings of directors. In addition, directors may be reimbursed for certain expenses in connection with attendance at board and committee meetings.

     Directors who are not employees of the Company receive nonqualified stock options pursuant to a formula grant provision of the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Sidney Dworkin, Don McIntyre, and Mark Schwartz were each granted options in M ay 1999 to purchase 2,000 shares for a period of 10 years at an exercise price of $3.750 per share.

CHANGE OF CONTROL PROVISIONS

     Each outstanding option granted under the Directors' Plan becomes immediately fully exercisable if (i) there occurs any transaction that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company, (ii) the stockholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (iii) the stockholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company.

                       SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2000, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than 5% of such stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and officers of the Company as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                   Number
                                             Shares Beneficially      Percent of
Name and Address of Beneficial Owner(1)            Owned(2)             Total(3)
---------------------------------------            -------             --------
Michael L. Hartzmark, Ph. D.(4)(10)                127,133               5.10%
Michael R. Miller(10)                               25,000               1.01%
Mark Schwartz(5)(10)                               280,358              10.72%
Sidney Dworkin(6)(10)                              658,760              23.58%
Donald McIntyre(10)                                 18,000                .73%
Harry Schwartz(7)                                  270,791              10.43%
Dolores Hartzmark(8)                               147,098               5.91%
Lee Hartzmark(9)                                   293,553              10.73%
All executive officers and directors
  as a group (six persons)(11)                   1,114,919              36.16%


-----------------------
(1) Unless otherwise noted, the address of each of the listed stockholders is c/o Cragar Industries, Inc. 4636 N. 43rd Avenue, Phoenix, Arizona 85031.

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 day s from the date set forth above through the exercise of any option or warrant.

(3) In calculating percentage ownership, all shares of Common Stock that the named stockholder has the right to acquire within 60 days upon exercise of any option or warrant are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. Shares and percentages beneficially owned are based upon 2,456,990 shares outstanding on March 31, 2000.

(4) Includes 33,333 shares purchasable upon exercise of options, and 31,960 shares owned by MDA Financial, Inc. of which Mr. Hartzmark is a beneficial owner.

(5) Includes 20,100 shares purchasable upon exercise of options, 39,287 shares purchasable upon the exercise of various warrants, and 102,223 purchasable upon conversion of Series A Convertible Preferred Stock at $2.80 per share.

(6) Includes 19,400 shares purchasable upon exercise of options, 10,533 shares owned by CN Partners of which Mr. Dworkin is a one-fifth beneficial owner, 115,324 shares purchasable upon the exercise of various warrants, and 204,446 shares purchasable upon conversion of Series A Convertible Preferred Stock at $2.80 per share.

(7) Includes 10,533 shares owned by CN Partners of which Mr. Schwartz is a one-fifth beneficial owner, 39,287 shares purchasable upon exercise of various warrants, and 204,446 shares purchasable upon conversion of Series A Convertible Preferred Stock at $2.80 per share.

(8)  Includes 36,750 shares purchasable upon exercise of various warrants.

(9) Includes 10,533 shares owned by CN Partners of which Mr. Hartzmark is a one-fifth beneficial owner, 78,574 shares purchasable upon the exercise of various warrants, and 169,393 shares purchasable upon conversion of Series A Convertible Preferred Stock at $2.80 per share.

(10) Includes director and employee options currently owned that have vested or will vest as of May 31, 2000.

(11) Includes Messrs. Dworkin, M. Schwartz, M. Hartzmark, McIntyre, Miller, and Franke.

                      CERTAIN TRANSACTIONS AND RELATIONSHIPS

     From January to March 1998, the Company raised $2.25 million from a private placement of 22,500 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and related warrants. The private placement was made to a group of accredited investors and included the conversion of $900,000 of existing debt held by Messrs. Lee Hartzmark, Mark Schwartz, Harry Schwartz, and Sidney Dworkin into equity.

     Holders of Series A Preferred Stock are entitled to receive cumulative dividends equal to 7% per annum on the Stated Value of the Series A Preferred Stock ($100 per share).

     In connection with the issuance of the Series A Preferred Stock, the Company also granted warrants to the holders of the Series A Preferred Stock to acquire up to 333,333 shares of the Company's Common Stock at an exercise price of $8.10 per share or 15 warrants per $100 investment. The warrants may be exercised at any time on or before January 23, 2001, three years after the date of issuance of the Series A Preferred Stock. Officers, directors and family members who purchased or converted debt for Series A Preferred Stock are listed below.


                                                   Number of Shares
                                                   ----------------
Sidney Dworkin                                          5,438
Lee Hartzmark                                           5,438
Mark Schwartz                                           2,719
Harry Schwartz                                          2,719


     During August 1998, the Company agreed to grant warrants to Messrs. Dworkin, L. Hartzmark, and M. Schwartz as consideration for providing debt financing to the Company in the aggregate principal amount of $900,000 during December 1997 and January 1998. For each $100,000 loaned to the Company, the Company agreed to grant warrants to purchase 1,500 shares of Common Stock at an exercise price of $3.00 per share. The principal amounts of these loans were subsequently converted into 9,000 shares of Series A Preferred Stock.

     In addition, during 1998, the Company agreed to grant warrants to Mr. Sidney Dworkin and Mrs. Dolores Hartzmark, each of whom pledged assets to secure the Company's obligations under the Loan and Credit Agreement with NationsCredit Commercial Funding. The Company agreed to grant warrants to purchase 7,000 shares of Common Stock for each $100,000 in value of assets pledged on an annual basis, which warrants will be exercisable at an exercise price equal to the price of the Company's Common Stock on the date of grant.

     The Company believes that all transactions it has entered into with affiliates are at arm's length and on terms equivalent or similar to terms under which the Company would conduct business with unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of these filing requirements were satisfied during the year ended December 31, 1999.

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

                               RELATIONSHIP WITH
                            INDEPENDENT ACCOUNTANTS

     The Company changed its independent public accounting firm during 1999. The Company terminated its relationship with KPMG and engaged the services of Semple & Cooper, LLP, as its principal independent accounting firm (the
"Auditors").   A representative of the Auditors will be available during  the
Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than January 5, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to the Secretary of the Company at 4636 North 43rd Avenue, Phoenix, Arizona 85031.

                                 OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                           Cragar Industries, Inc.

                                           /s/ Michael L. Hartzmark
                                           ------------------------
                                           Michael L. Hartzmark
                                           Chief Executive Officer

April 17, 2000


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